UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8–K

Current Report Filed Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): August 22, 2001

Enchira Biotechnology Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-21130	04-3078857

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 Research Forest Drive
The Woodlands, Texas  77381
(Address of principal
executive offices
and zip code)

(281) 419-7000
(Registrant’s telephone number,
 including area code)

Item 5. Other Events

             On August 22, 2001, Enchira Biotechnology Corporation (the “Company”) issued a press release announcing that it received a letter from The Nasdaq Stock Market indicating that the Company’s common stock was subject to delisting from The Nasdaq National Market based on its failure to comply with certain listing requirements.  The Company also indicated that it would appeal the decision which would act to stay the delisting until the hearing to consider such appeal.

             The press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.  Exhibits

             Exhibit 99.1       — Press Release

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCHIRA BIOTECHNOLOGY CORPORATION
Date: August 24, 2001
	By:	/s/ Paul G. Brown, III
Paul G. Brown, III
Vice President, Finance and Administration
and Chief Financial Officer